UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BROADWIND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Both Leading Proxy Advisory Firms, ISS and Glass Lewis, Recommend Stockholders Vote “FOR” All of Broadwind’s Nominees on the Company’s WHITE Proxy Card

ISS states WM Argyle’s campaign critique “amounts to a one-dimensional observation” and “fails to establish a cohesive argument”

CICERO, Ill., May 15, 2023 (GLOBE NEWSWIRE) -- Broadwind, Inc. (Nasdaq: BWEN) (“Broadwind” or the “Company”) today announced that leading proxy advisory firms, Institutional Shareholder Services (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”), have both recommended Broadwind stockholders vote on the Company’s WHITE proxy card in favor of all seven of Broadwind’s director nominees, as well as all other management proposals, at the upcoming 2023 annual meeting of stockholders scheduled to be held on May 23, 2023 (the “2023 Annual Meeting”).

In its report, ISS1 notes the following:

●

“BWEN has already booked its first win in this new environment, announcing the largest tower order in company history in January. The market has reacted positively to the order, operational performance has since been promising, and the analyst community has expressed a generally favorable outlook for BWEN’s prospects.”

●

“[T]he dissident has presented a critique that amounts to a one-dimensional observation of historical underperformance. The critique overlooks recent developments (or is unconvincing in explaining why they are not important), emphasizes legacy deficiencies that are detached from the present state of affairs, and generally fails to establish a cohesive argument.”

●	“The dissident has not made a compelling case for change. As such, votes FOR all seven management nominees are recommended.”

In its report, Glass Lewis2 notes the following:

●

“[W]e believe the future appears bright at the Company, evidenced not least by the recently announced Tower Order, with management and research analysts expecting strong performance and a return to profitability in 2023 and continuing through 2024.”

●	“[T]he Company Nominees are the most suitable candidates to lead Broadwind through what appears to be the beginning of an emergence from the industry downturn in the wake of the pandemic.”

1 Permission to quote from the ISS report was neither sought nor obtained.

2 Permission to quote from the Glass Lewis report was neither sought nor obtained.

●

“[W]e share the same primary concern as the Company that none of the Dissident Nominees have backgrounds in clean technologies or energy transition manufacturing, nor have they served as a senior executive or director of a public company.”

“Broadwind welcomes the favorable recommendations from ISS and Glass Lewis following deep analysis of the Company,” stated Eric Blashford, President and CEO of Broadwind. “These recommendations reinforce our belief that the Company is heading in the right direction under its current leadership.”

“We acknowledge with appreciation the support from the leading proxy advisory firms for all of Broadwind’s nominees,” stated Cary B. Wood, Chairman of the Board. “These findings make it clear that the election of WM Argyle’s nominees is unwarranted and would not be in the best interests of the Company’s stockholders.”

YOUR VOTE IS IMPORTANT

VOTE “FOR” BROADWIND’S DIRECTOR NOMINEES ON THE WHITE PROXY CARD TODAY

If you have any questions or require any assistance with respect to voting your shares, please contact the Company's proxy solicitor, Morrow Sodali LLC:

509 Madison Avenue Suite 1206

New York, New York 10022

Stockholders Call Toll Free: (800) 662-5200

Banks, Brokers, Trustees and Other Nominees Call Collect: (203) 658-9400

Email: BWEN@investor.MorrowSodali.com

CORPORATE CONTACT

Noel Ryan, IRC

BWEN@val-adv.com

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with its upcoming 2023 Annual Meeting. The Company filed its definitive proxy statement and a WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on April 7, 2023 in connection with any such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2023 Annual Meeting contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at http://investors.bwen.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 9, 2023. Stockholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website atwww.sec.gov. Copies will also be available at no charge on the Company’s website at http://investors.bwen.com.